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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

1.       Air Travel Services, Inc., a Tennessee corporation

2.       DFI, Inc., a Tennessee corporation

3.       O'Charley's Finance Company, Inc., a Tennessee corporation

4.       O'Charley's Management Company, Inc., a Tennessee corporation

5. O'Charley's Restaurant Properties, LLC, a Delaware limited liability company

6.       O'Charley's Service Company, Inc., a Tennessee corporation

7.       O'Charley's Sports Bar, Inc., an Alabama corporation

8.       OCI, Inc., a Delaware corporation

9.       OPI, Inc., a Colorado corporation

10.      SRLS LLC 5001, a Delaware limited liability company

11.      SRLS LLC 5002, a Delaware limited liability company

12.      SRLS LLC 5003, a Delaware limited liability company

13.      SRLS LLC 5004, a Delaware limited liability company

14.      SRLS LLC 5005, a Delaware limited liability company

15.      SRLS LLC 5006, a Delaware limited liability company

16.      Stoney River Legendary Management, L.P., a Georgia limited partnership

17.      Stoney River, LLC, a Delaware limited liability company

18.      Stoney River Management Company, Inc., a Delaware corporation

19.      99 Commissary, LLC, a Delaware limited liability company

20.      99 Restaurants, LLC, a Delaware limited liability company

21.      99 Restaurants of Boston, LLC, a Delaware limited liability company

22.      99 Restaurants of Massachusetts, a Massachusetts Business Trust

23.      99 Restaurants of Vermont, LLC, a Vermont limited liability company

24.      99 West, Inc., a Massachusetts corporation